UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 4, 2015

MASTEC, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

Florida	001-08106	65-0829355
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 S. Douglas Road, 12th Floor, Coral Gables, Florida 33134

(Address of Principal Executive Offices) (Zip Code)

(305) 599-1800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events.

On September 4, 2015, MasTec, Inc., a Florida corporation (“MasTec”), together with certain of MasTec’s subsidiaries, Bank of America, N.A., as Administrative Agent and a Lender, and the other lenders party thereto (collectively, the “Lenders”), entered into a fifth amendment (the “Amendment”) to MasTec’s Third Amended and Restated Credit Agreement, dated as of August 22, 2011, as amended (the “Credit Agreement”).

Instead of a maximum consolidated leverage ratio (as defined in the Credit Agreement) of 3.50 (which may be temporarily increased to 3.75 following certain acquisitions (the “Acquisition Adjustment”)), the Amendment will allow MasTec to maintain a maximum consolidated leverage ratio of up to (x) 4.25 during the period commencing on September 30, 2015 and ending on September 29, 2016, (y) 4.00 during period commencing on September 30, 2016 and ending on December 30, 2016 and (z) 3.50 thereafter, subject to the Acquisition Adjustment. Among other things, the Amendment also revises the calculation of Consolidated EBITDA at September 30, 2015 and December 31, 2015 to permit MasTec to add back a greater amount of certain cash charges than previously permitted.

Except as described in this Current Report on Form 8-K, the material terms of the Credit Agreement remain unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTEC, INC.

Date: September 8, 2015	By:	/s/ Alberto de Cardenas
Name: Alberto de Cardenas
Title: Executive Vice President, General Counsel and Secretary